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                                 GTE CORPORATION

                                       AND

                              THE BANK OF NEW YORK,
                                   as Trustee


                                  -------------


                             SUPPLEMENTAL INDENTURE

                             Dated as of ______, 199__

                                       TO

                                    INDENTURE

                          Dated as of December 1, 1996


                                  -------------

                                   %______ Due








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

         ______________________ SUPPLEMENTAL INDENTURE, dated as of the ______ day of ______, 199_, between GTE CORPORATION, a corporation duly organized and existing under the laws of the State of New York (hereinafter sometimes referred to as the "Corporation"), and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of the State of New York (hereinafter sometimes referred to as the "Trustee"), as Trustee under the Indenture dated as of December 1, 1996 between the Corporation and the Trustee, as supplemented, including by this Supplemental Indenture (said Indenture as so supplemented being hereinafter referred to as the "Indenture").

         WHEREAS, the Corporation executed and delivered the Indenture to the Trustee to provide for the future issuance of its securities (the "Securities") in an unlimited amount, said Securities to be issued from time to time in series as might be determined by the Corporation under the Indenture, and

         WHEREAS, pursuant to the terms of the Indenture, the Corporation desires to provide for the establishment of a new series of its Securities to be known as its ______% ______ Due ______ (said series being hereinafter referred to as the "______"), the form and substance of such ______ and the terms, provisions and conditions thereof to be as set forth and provided in the Indenture as supplemented hereby; and

         WHEREAS, the Corporation desires and has requested the Trustee to join with it in the execution and delivery of this ______ Supplemental Indenture, and all requirements necessary to make this ______ Supplemental Indenture a valid instrument, in accordance with its terms, and to make the ______, when executed by the Corporation and authenticated and delivered by the Trustee, the valid obligations of the Corporation have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized:

         NOW, THEREFORE, in consideration of the purchase and acceptance of the by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the ______ and the terms, provisions and conditions thereof, the Corporation covenants and agrees with the Trustee as follows:

                                  ARTICLE ONE.

                             Terms And Conditions Of
                                  % ______ Due

         SECTION l.0l. There shall be and is hereby authorized a series of Securities designated ______% ______ Due ______ , limited to the aggregate principal amount of $_,000,000 (subject to Section 2.07 of the ______Indenture),*** said Securities being sometimes herein referred to as the
____________. The ______ shall mature on ______, ______ and shall be issued in the form of registered _____________ without coupons. (The ______ shall be in denominations of


-----------------

*** Substitute foreign currency if denominated in other than U.S. dollars.

$l,000 or any multiples thereof.)* (The ______ shall ______ be issued in the form of a Global Security denominated in an amount equal to the aggregate principal amount of the ______ . The Depository for the ______ shall be ______.)** The ______ shall bear interest until the principal thereof becomes due and payable at the rate of ______% per annum, payable semi-annually on ______ and ______ in each year, and any overdue principal and premium, if any, and (to the extent that the payment of such interest is enforceable under applicable law) any overdue installment of interest thereon shall bear interest at the same rate per annum; the principal of, the premium, if any, and the interest on said ______ shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Corporation in the Borough of Manhattan, The City and State of New York.

        The regular record date with respect to any Interest Payment Date for the ________ shall mean the ______ or ______ , as the case may be, next preceding such Interest Payment Date, whether or not such ______ or ______ is a business day.

        In the event that any ______ is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such ______ will be paid upon presentation and surrender of such as provided in
Section 3.03 of the Indenture.

        The Corporation may redeem (subject to the provisions of Article Three of the Indenture) the ______ issued hereunder on and after ______, and before maturity, as a whole or from time to time in part, at its option, at 100% of the principal amount to be redeemed, together with accrued interest to the date fixed for redemption.

        The ______ and the Trustee's Certificate to be endorsed thereon are to be substantially in the following forms:

                            (FORM OF FACE OF ______ )

(Except as otherwise provided in Section 2.11 of the Indenture, this Global Security may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.)**


---------------

* Insert the language that is in parentheses only if a Global Security is not used and the issue is denominated in U.S. dollars.

**   Insert the language that is in parentheses if a Global Security is used.

         No. ______                                              $ ______


                                 GTE CORPORATION

                      ____ % ______ DUE _________________      CUSIP NO. _______


GTE CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein referred to as the "Corporation"), for value received, hereby promises to pay to ______ or registered assigns, the principal sum of ______ Dollars *** on ______, ______, and to pay interest on said principal sum from ______ , ______ or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on ______ and ______ in each year at the rate of ______% per annum until the principal hereof shall have become due and payable, and on any overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The interest installment so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture hereinafter referred to, be paid to the person in whose name this ______ (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the ______ or ______, as the case may be (whether or not a business day), next preceding such interest payment date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such regular record date, and may be paid to the person in whose name this ______ (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of ______ not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the ______ may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to. The principal of and premium, if any, and the interest on this ______ shall be payable at the office or agency of the Corporation maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the registered holder at such address as shall appear in the ______ register.

         This ______ shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee.


--------------

*** Substitute foreign currency if denominated in other than U.S. dollars.

The provisions of this ______ are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Corporation has caused this Instrument to be executed.





                                           GTE CORPORATION




                                           By_______________________________
                                               Chairman

Attest:



______________________________
         Secretary


                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION


Dated _______________________


      This is one of the _________ of the series of Securities described in the within-mentioned Indenture.


The Bank of New York
  as Trustee




By___________________________
     Authorized Signatory

                           (FORM OF REVERSE OF ______)


         This ______ is one of a duly authorized series of Securities of the Corporation (herein sometimes referred to as the "Securities"), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of December 1, 1996, duly executed and delivered between the Corporation and The Bank of New York, a banking corporation duly organized and existing under the laws of the State of New York, Trustee (herein referred to as the "Trustee"), as supplemented, including by a Supplemental Indenture dated as of _____________, 199_ (said Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Corporation and the holders of the Securities. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of ______ is limited in aggregate principal amount to $___,000,000 (or the equivalent thereof in the case of foreign currencies or currency equivalents).

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the ______ may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered holder of this ______ (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this ______ and of any ______ issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this ____________.

         No reference herein to the Indenture and no provision of this ______ or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this ______ at the time and place and at the rate and in the money herein prescribed.

         The ______ are issuable as registered ______ without coupons. (The ______ shall be in denominations of $l,000 or any multiple of $l,000.)* (The
______ are issuable in the form of a Global Security denominated in an amount equal to the aggregate principal amount of the ______ . Subject to Section 2.11 of the Indenture,)** ______ may be exchanged, upon presentation thereof for the purpose, at the office or agency of the Corporation in the Borough of Manhattan, The City of New York, for other ______ of authorized denominations, and for a like aggregate principal amount and series, and upon payment of a sum sufficient to cover any tax or other governmental charges in relation thereto. (If at any time the Depository for the ______ notifies the Corporation that it is unwilling or unable to continue as Depository for the ______ or if at any time the Depository for the ______ shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor Depository for the is not appointed by the Corporation within 90 days after the Corporation receives such notice or becomes aware of such condition, as the case may be, Section 2.11 of the Indenture shall no longer be applicable to the and the Corporation will execute, and the Trustee will authenticate and deliver, ______ in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principle amount of the Global Security representing such ______, in exchange for such Global Security. In addition, the Corporation may at any time determine that the ______ shall no longer be represented by a Global Security and that the provisions of Section 2.ll of the Indenture shall no longer apply to the ______. In such event the Corporation will execute, and the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Corporation, will authenticate and deliver, ______ in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security representing such ______, in exchange for such Global Security. Upon the exchange of the Global Security for the ______ in definitive registered form without coupons, in authorized denominations, the Global Security shall be cancelled by the Trustee. Such ______ in definitive registered form issued in exchange for the Global Security pursuant to Section 2.11(c) of the Indenture shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such to the persons in whose names such ______ are so registered, or to the Depository for delivery to such persons.)**


--------------

* Insert the language that is in parentheses only if a Global Security is not used and the issue is denominated in U.S. dollars.

**   Insert the language that is in parentheses if a Global Security is used.

         On and after ______, ______ the ______ may be redeemed, on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, as a whole or from time to time in part, at the option of the Corporation as follows:

         As provided in the Indenture and subject to certain limitations therein set forth, this ______ is transferable by the registered holder hereof on the ______ register of the Corporation, upon surrender of this ______ for registration of transfer at the office or agency of the Corporation to be maintained by the Corporation in the Borough of Manhattan, The City of New York, accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new ______ of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this ______, the Corporation, the Trustee, any paying agent and any ______ registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this ______ shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the ______ registrar) for the purpose of receiving payment of or on account of the principal hereof (and premium, if any) and interest due hereon and for all other purposes, and neither the Corporation nor the Trustee nor any paying agent nor any ______ registrar shall be affected by any notice to the contrary. (Notwithstanding the foregoing, except as otherwise provided in Section 2.11 of the Indenture, this ______ may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.)**

         No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this ______, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Corporation or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.


-------------

**  Insert the language that is in parentheses if a Global Security is used.

                                  ARTICLE TWO.

                                  Sinking Fund.
                                 (if applicable)

         SECTION 2.01. On or before ______ in the year ______ and on or before in each year thereafter to and including the year ______ (each such ______ being hereinafter referred to as a "Sinking Fund Payment Date"), while any of the ______ are outstanding, the Corporation shall deposit with the Trustee, as and for a sinking fund, a payment of $ ______ .***

         Such payments shall be made in cash or, in lieu of making payment of all or any part thereof in cash, the Corporation at its option may deliver to the Trustee ______ then outstanding hereunder, and the amount of cash which would otherwise be required under this Section shall be reduced by the principal amount of the ______ so delivered.

         The Corporation shall, at least one full business day before each Sinking Fund Payment Date, also pay to the Trustee the accrued interest due on to be redeemed on such Sinking Fund Payment Date pursuant to Section 2.02 hereof.

         On or before each Sinking Fund Payment Date, the Corporation may deposit with the Trustee as and for an optional sinking fund, an additional payment of up to $______ .***

         The Corporation's obligations under this Section are subject to the provisions of Sections 2.02 and 2.03 hereof as to credits which may be taken by the Corporation thereunder.

         SECTION 2.02. Not less than forty-five (45) days prior to a Sinking Fund Payment Date (unless a later date shall be acceptable to the Trustee), the Chairman, the President or any Vice President of the Corporation shall (i) notify the Trustee as to the amount of the Sinking Fund Payment due for that year which it will satisfy by delivery of ______, (ii) deliver such to the Trustee, (iii) notify the Trustee as to the amount of credit which it will take under Section 2.03 hereof with respect to the Sinking Fund Payment due for that year and (iv) notify the Trustee of any ______ which are to be called in anticipation of future Sinking Fund Payments. Any Sinking Fund Payments (including the interest accrued and premium, if any, on ______ to be redeemed) received by the Trustee in cash shall be applied by the Trustee to the redemption of ______ on the Sinking Fund Payment Date at the Sinking Fund Redemption Price specified in the form of ______ set forth herein, in the manner provided in Article Three of the Indenture, subject to the following provisions of this Section.

         If all or any part of any such Sinking Fund Payment is to be made in cash as aforesaid, the Trustee shall, at least 35 days before the Sinking Fund


-------------

*** Substitute foreign currency if denominated in other than U.S. dollars.

Payment Date, select as provided in Section 3.02 of the Indenture, ______ and portions of ______ to be called for redemption on such date sufficient to exhaust as nearly as may be the sinking fund moneys held by or payable to the Trustee under Section 2.01 hereof by such date; but the Trustee shall not cause any fraction of a $1,000 *** to be so called nor shall the Trustee be obliged to make such selection or cause any ______ to be so called whenever it expects to have available for that purpose less than $25,000 *** in which case the Trustee shall retain the resulting balances and apply them with the next succeeding Sinking Fund Payment. The Trustee, at least 35 days before the applicable Sinking Fund Redemption Date, shall give notice to the Corporation accordingly, specifying the ______ and portions of ______ to be redeemed, and the Corporation covenants forthwith to give notice as provided in Section 3.02 of the Indenture, and to take any other action required so to redeem such ______ on the applicable Sinking Fund Payment Date; or the Trustee shall, at the request and at the expense and on behalf of the Corporation, give such notice and take such action.

         All ______ redeemed by the application of money held in the sinking fund or delivered by the Corporation to the Trustee on account of any Sinking Fund Payment in lieu of cash shall, unless already cancelled, be forthwith cancelled by the Trustee.

         Money in the sinking fund shall be held by the Trustee subject to the provisions of Section 7.05 of the Indenture as security for all the ______ unless and until particular ______ are selected for redemption, after which to the extent required for redemption such moneys shall be held in trust for the ______ so selected.

         SECTION 2.03. The Corporation may, in anticipation of its future sinking fund obligations, call ______ for redemption on ______ in the year ______ and on ______ in any year thereafter at the Sinking Fund Redemption Price specified in the form of ______ set forth herein, in the manner provided in Article Three of the Indenture, or, in lieu thereof, deliver to the Trustee before ______(unless a later date shall be acceptable to the Trustee) in any such year, ______ then outstanding hereunder (together with proper instruments of transfer satisfactory to the Trustee); provided, however, that the aggregate principal amount of ______ redeemed for cash in any one year through sinking fund payments under section 2.01 hereof shall not exceed $______ ***. There shall be no limit to the amount of future sinking fund obligations under Section
2.01 hereof that may be satisfied with The Corporation shall thereby obtain a credit of 100% of the principal amount of the ______ so redeemed or delivered, which it may apply from time to time in any one or more years against its future sinking fund obligations hereunder.

         SECTION 2.04. Nothing in this Article Two shall be deemed to limit the right of the Corporation (i) to call ______ for redemption at the applicable Regular Redemption Price as provided in Section 1.01 hereof or (ii) to purchase or acquire ______ otherwise and to use ______ so redeemed or so purchased or acquired in lieu of cash in making or anticipating sinking fund payments under Sections 2.01 and 2.03 hereof.

--------------

*** Substitute foreign currency if denominated in other than U.S. dollars.

                                 ARTICLE THREE.

                            Original Issue of ______.

         SECTION 3.01. ______ in the aggregate principal amount of ______ $______,000,000 may, upon the execution of this ______ Supplemental Indenture ***, or from time to time thereafter, be executed by the Corporation and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said ______ to or upon the written order of the Corporation, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Corporation.

                                  ARTICLE FOUR.

                               Sundry Provisions.

         SECTION 4.01. Except as otherwise expressly provided in this __________ Supplemental Indenture or in the form of ______ or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of ______ that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

         SECTION 4.02. The Indenture, as supplemented by this ______ Supplemental Indenture, is in all respects ratified and confirmed, and this ______ Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         SECTION 4.03. The recitals herein contained are made by the Corporation and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this ______ Supplemental Indenture.

         SECTION 4.04. This ______ Supplemental Indenture may be simultaneously executed in several counterparts and all said counterparts, executed and delivered each as an original, shall constitute but one and the same instrument.


---------------

*** Substitute foreign currency if denominated in other than U.S. dollars.

         IN WITNESS WHEREOF, the parties hereto have caused this ______ Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                           GTE CORPORATION




                                           By_____________________________
                                                    Vice President
Attest:





___________________________
        Secretary



                                           THE BANK OF NEW YORK,
                                              as Trustee




                                           By_____________________________

                                                    Vice President
Attest:





___________________________
Title:

STATE OF CONNECTICUT )
COUNTY OF FAIRFIELD  ) ss.:


         On the ______ day of ______, in the year one thousand nine hundred ninety-____, before me personally came ______ to me known, who, being by me duly sworn, did depose and say that he resides at ______; that he is Vice President of GTE CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                        __________________________________
                                        NOTARY PUBLIC
                                        My Commission Expires




STATE OF NEW YORK   )
COUNTY OF NEW YORK  ) ss.:


         On the ______ day of ______, in the year one thousand nine hundred ninety-____, before me personally came ______ to me known, who, being by me duly sworn, did depose and say that he resides at _______________; that he is ______ of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.



                                         ___________________________________
                                         NOTARY PUBLIC
                                         My Commission Expires